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                                                                     EXHIBIT 4.3

                         RESTATED CERTIFICATE OF TRUST

                                      OF

                         FRONT RANGE CAPITAL TRUST I


         THIS RESTATED CERTIFICATE OF TRUST OF FRONT RANGE CAPITAL TRUST I (the "Trust") is being duly executed and filed, in accordance with the provisions of 12 Del. C. Section 3810, by the undersigned trustees of a business trust formed under the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.), to amend and restate the original Certificate of Trust of the Trust, which was filed on June 21, 2000, with the Secretary of State of the State of Delaware. The present name of the Trust is Front Range Capital Trust I, which is the same under which the Trust was originally formed.

         1. Name. The name of the business trust being formed and continued hereby is Front Range Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                         Wilmington Trust Company
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware 19890
                         ATTN: Corporate Trust Administration

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                WILMINGTON TRUST COMPANY,
                                not in its individual capacity, but solely as Trustee

                                By:  /s/ James P. Lawler
                                     -------------------------------------------
                                         Name:  James P. Lawler
                                         Title: Vice President

                                ROBERT L. BEAUPREZ, not in his individual capacity, but solely as Administrative Trustee

                                /s/ Robert L. Beauprez
                                ------------------------------------------------



                                WILLIAM A. MITCHELL, JR., not in his individual capacity, but solely as Administrative Trustee

                                /s/ William A. Mitchell, Jr.
                                ------------------------------------------------



                                ALICE M. BIER, not in her individual capacity, but solely as Administrative Trustee

                                /s/ Alice M. Bier
                                ------------------------------------------------